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[Graphic Omitted] IMPAX
                  LABORATORIES, INC.


Company Contacts:                       Investor Relations Contacts:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
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Barry R. Edwards, Co-CEO                Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771                (212) 838-3777
Larry Hsu, Ph.D. President              Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220 Ext. 1706                ------------
www.impaxlabs.com
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                  IMPAX ANNOUNCES $25 MILLION PRIVATE PLACEMENT

HAYWARD, Calif. (May 7, 2003) - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) today announced that it had entered into a definitive agreement to sell 4,394,081 shares of common stock and warrants to purchase 878,815 shares of common stock in a private placement under the Securities Act to a select group of institutional investors for a total purchase price of approximately $24.0 million. The warrants are exercisable for a period of five years at an exercise price of $7.421 per share. The placement is expected to be completed later today. In addition, the investors have the right to purchase up to an additional 183,000 shares of common stock prior to May 16, 2003 for approximately $1.0 million. The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The common stock and warrants have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to complete the private placement on the terms contemplated or at all, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.